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                                                                   EXHIBIT 99.1

                               RONALD L. LA ROSA
                             231 S. FRANCISCO PLACE
                        ANAHEIM HILLS, CALIFORNIA 92807

November 7, 1997

Medical Science Systems, Inc.
4400 MacArthur Boulevard, Suite 980
Newport Beach, California 92660

        Re:     Consent to Being Named in Registration Statement
                ------------------------------------------------

Gentlemen:

        Pursuant to Rule 438 of the Securities Act of 1933, as amended, I hereby consent to my being named as a person who is to become a member of the Board of Directors of Medical Science Systems, Inc. (the "Company") in the Company's Registration Statement on Form SB-2.

                                        Sincerely,


                                        /s/ RONALD A. LA ROSA
                                        ----------------------------
                                            Ronald A. La Rosa